UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 6, 2010
BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12822 (Commission File Number)	58-2086934 (I.R.S. Employer Identification No.)
1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 12, 2010, Beazer Homes USA, Inc. (the “Company”) completed an underwritten offering of 22,425,000 shares of its common stock, par value $0.001 per share (the “Shares”), which included the exercise of the underwriters’ over-allotment option in full, pursuant to an Underwriting Agreement, dated January 6, 2010 (the “Common Stock Underwriting Agreement”), with Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (the “Representatives”), as representatives of the several underwriters named therein.
The offering of the Shares was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-163110) relating to the Shares, the Convertible Notes (as defined below), and other securities of the Company (the “Registration Statement”), including the Company’s prospectus, dated January 4, 2010 (the “Prospectus”), as supplemented by a prospectus supplement relating to the Shares, dated January 6, 2010, filed by the Company pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.
Also on January 12, 2010, the Company completed an underwritten offering of $57.5 million aggregate principal of amount of its 7 1/2% Mandatory Convertible Subordinated Notes due 2013 (the “Convertible Notes”), which included the exercise of the underwriters’ over-allotment option in full, pursuant to an Underwriting Agreement, dated January 6, 2010 (the “Convertible Notes Underwriting Agreement”), with the Representatives, as representatives of the several underwriters named therein.
The offering of the Convertible Notes was made pursuant to the Registration Statement, including the Prospectus, as supplemented by a prospectus supplement relating to the Convertible Notes, dated January 6, 2010, filed by the Company pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.
The Company issued the Convertible Notes under an Indenture, dated as of January 12, 2010 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 12, 2010 (the “Supplemental Indenture”), each between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Convertible Notes are general, unsecured obligations, will not be guaranteed by any of the Company’s subsidiaries, and will rank junior to all of the Company’s existing and future senior indebtedness and to all indebtedness of the Company’s subsidiaries. The Convertible Notes will accrue interest at a rate of 7.50% per year, which will be payable in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2010.
The Convertible Notes will mature on January 15, 2013. Each Convertible Note, unless previously converted, will automatically convert at the stated maturity date into shares of the Company’s common stock, par value $.001 per share (the “Common Stock”). The conversion rate for each Convertible Note will not be more than 5.4348 shares of Common Stock per $25 principal amount of Convertible Notes (the “Maximum Conversion Rate”) and not less than 4.4547 shares of Common Stock per $25 principal amount of Convertible Notes (the “Minimum Conversion Rate”), depending on the applicable market value of the Common Stock at the time of conversion, subject, in each case, to customary anti-dilution adjustments. In the event the Company’s consolidated tangible net worth (as defined in the Supplemental Indenture), measured as of the last day of each fiscal quarter, shall be less than $85,000,000, the Company has the right to require holders to convert all, but not less than all, of the Convertible Notes then outstanding for shares of Common Stock at the then-applicable Maximum Conversion Rate, in addition to a make-whole payment equal to (x) any accrued and unpaid interest on the Convertible Notes plus (y) the present value of the remaining interest payments on the Convertible Notes. At the Company’s option, it may satisfy any such make-whole payment by delivering additional shares of Common Stock to the converting holder. Except in the limited circumstances described above, the Company may not redeem or require the conversion of the Convertible Notes prior to the stated maturity date.
Prior to the maturity date, holders may convert the Convertible Notes, in whole or in part, into shares of Common Stock at the then-applicable Minimum Conversion Rate. If the Company undergoes a fundamental change prior to January 15, 2013, holders may convert the Convertible Notes into shares of Common Stock at a specified conversion rate that is calculated based on the stock price of the Common Stock at the time of the fundamental change, as set forth in the Indenture, and will be entitled to a make-whole payment equal to (x) any accrued and unpaid interest on the Convertible Notes plus (y) the present value of the remaining interest payments on the Convertible Notes. At the Company’s option, it may satisfy any such make-whole payment by delivering additional shares of Common Stock to the converting holder.
On January 7, 2010, the Company entered into a First Amendment (the “Amendment”) to the Section 382 Rights Agreement (the “Rights Agreement”), dated as of July 31, 2009, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). Pursuant to the Amendment, the “Expiration Date” of the “Rights” (each as defined in the Rights Agreement) was advanced to 9:00 A.M. (Eastern Time) on January 7, 2010. As a result of the Amendment, as of 9:00 A.M. (Eastern Time) on January 7, 2010, the Rights were no longer outstanding and were not exercisable and the Rights Agreement was terminated and of no further force or effect.
The foregoing descriptions of the Common Stock Underwriting Agreement, the Convertible Notes Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Amendment do not purport to be complete and are qualified in their entirety by reference to the copies or forms of such documents filed herewith as Exhibits 1.1, 1.2, 4.1, 4.2 and 4.4, respectively, all of which are incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
On January 7, 2010, U.S. Bank National Association, as trustee (the “2011 Notes Trustee”), at the request of the Company, issued a notice to holders of the Company’s outstanding 8 5/8% Senior Notes due 2011 (the “2011 Notes”) of the Company’s redemption in full of the 2011 Notes. On January 8, 2010, the Company irrevocably deposited the full redemption price for the 2011 Notes with the 2011 Notes Trustee and discharged the Indenture, dated as of May 21, 2001, between the Company and the 2011 Notes Trustee, governing the 2011 Notes (the “2011 Notes Redemption”). The aggregate redemption price for the 2011 Notes was $129,296,691.81, an amount equal to 100% of the then-outstanding principal amount of the 2011 Notes plus accrued interest to the redemption date, which is January 22, 2010. The Company will use a portion of the net proceeds from the offerings of the Shares and the Convertible Notes to replenish funds used in connection with the 2011 Notes Redemption.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
The information relating to the Amendment set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On January 12, 2010, the Company issued a press release attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

1.1	Common Stock Underwriting Agreement, dated January 6, 2010, between Beazer Homes USA, Inc. and the underwriters party thereto

1.2	Convertible Notes Underwriting Agreement, dated January 6, 2010, between Beazer Homes USA, Inc. and the underwriters party thereto

4.1	Indenture, dated January 12, 2010, between Beazer Homes USA, Inc. and the U.S. Bank National Association

4.2	First Supplemental Indenture, dated January 12, 2010, between Beazer Homes USA, Inc. and U.S. Bank National Association

4.3	Form of 7 1/2% Mandatory Convertible Notes due 2013 (included in Exhibit 4.2 hereof)

4.4	First Amendment to Section 382 Rights Agreement, dated as of January 7, 2010, between Beazer Homes USA, Inc. and American Stock Transfer & Trust Company, LLC.

5.1	Opinion of Troutman Sanders LLP relating to the Shares

5.2	Opinion of Troutman Sanders LLP relating to the Convertible Notes

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

23.2	Consent of Troutman Sanders LLP (included in Exhibit 5.2)

99.1	Press Release dated January 12, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: January 12, 2010	By:	/s/ Allan P. Merrill
Allan P. Merrill
Executive Vice President and Chief Financial Officer